FOR IMMEDIATE RELEASE	Exhibit 99.1
Mettler-Toledo International Inc. Provides Update on Fourth Quarter 2023 Financial Results

Columbus, Ohio -- January 4, 2024 -- (BUSINESS WIRE) -- Mettler-Toledo International Inc. (NYSE: MTD) today announced that sales and Adjusted EPS for the fourth quarter of 2023 will be below its previously-issued guidance due to unexpected shipping delays with a new external European logistics service provider, which the Company expects to largely recover in the first quarter of 2024.

For the fourth quarter ended December 31, 2023, the Company estimates, based upon preliminary information, that reported sales declined approximately 12% and local currency sales declined approximately 13% as currency increased sales growth by approximately 1%. This compares with previous fourth quarter local currency sales decline guidance of approximately 7% to 8%.

The Company is evaluating the impact of the shipping delays on its fourth quarter 2023 Adjusted EPS results, and therefore also withdrew its previously-issued Adjusted EPS guidance.

Mettler-Toledo will be presenting at the 42nd Annual J.P. Morgan Healthcare Conference on
Wednesday, January 10 at 11:15 a.m. Eastern Time and will provide additional information. A live webcast of the presentation will be available on the Company’s investor relations website at investor.mt.com. Additionally, the Company will release its fourth quarter 2023 financial results after the market close on February 8th, and will host a conference call at 8:30 a.m. Eastern Time on February 9th. To listen to a live webcast or replay of the earnings call, please visit the investor relations page on the Company’s website at investor.mt.com.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control, and manufacturing processes for customers in a wide range of industries including life sciences, food, and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Forward-Looking Statements and Preliminary Results Disclaimer
The Company does not plan to release preliminary financial information on an ongoing basis. The financial information presented above is preliminary, is based on information available to management as of the date of this press release, and is subject to further changes upon completion of the Company's standard quarter and year-end closing procedures. This update does not present all necessary information for an understanding of the Company's financial condition as of the date of this press release or its results of operations for the quarter and year ended December 31, 2023. As the Company completes its quarter-end and year-end financial close processes and finalizes its financial statements for the quarter and year ended December 31, 2023, it will be required to make significant judgments in a number of areas. The Company does not intend to update such financial information prior to release of its financial statement information for the quarter and year ended December 31, 2023.

You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth, inflation, and ongoing developments related to Ukraine. You can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue.”

We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, planned research and development efforts and product introductions, adequacy of facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, customer demand, our competitive position, pricing, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions, and the impact of inflation and ongoing developments related to Ukraine on our business.

Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including inflation and the ongoing developments related to Ukraine. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed with the SEC from time to time.

Adam Uhlman
Head of Investor Relations
METTLER TOLEDO
Direct: 614-438-4794
adam.uhlman@mt.com

Source: Mettler-Toledo International Inc.